UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2007

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-4908 (Commission File Number)	04-2207613 (I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000

Registrant’s Telephone Number (Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-10.1 Employment Agreement dated as of January 28, 2007

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 9, 2007, The TJX Companies, Inc. (“TJX”) and TJX President, Chief Executive Officer and Director Carol Meyrowitz entered into an employment agreement (the “Employment Agreement”) effective as of January 28, 2007. A copy of the Employment Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Employment Agreement supersedes the agreement between Ms. Meyrowitz and TJX dated as of October 17, 2005, as amended by letter agreement dated March 7, 2006.
     The Employment Agreement provides for Ms. Meyrowitz to serve as President and Chief Executive Officer of TJX and to perform such additional duties and responsibilities as shall from time to time be specified by the TJX Board of Directors. The term of the Employment Agreement is from January 28, 2007 until January 31, 2009, subject to earlier termination as provided in the Employment Agreement.
     The Employment Agreement provides that Ms. Meyrowitz is to receive an annual base salary of not less than $1,400,000. She is eligible to participate in both the Management Incentive Plan (MIP) and the Long Range Performance Incentive Plan (LRPIP) at levels commensurate with her position and responsibilities and subject to such terms as shall be established by the Executive Compensation Committee of the Board of Directors. Ms. Meyrowitz is also entitled to stock-based awards under the Stock Incentive Plan (SIP) at levels commensurate with her position and responsibilities, including an award of 42,500 shares of performance-based restricted stock. All new equity-based awards granted to Ms. Meyrowitz under the SIP shall be subject to such terms as are established by the Executive Compensation Committee consistent with the terms of the SIP, provided that if Ms. Meyrowitz’s employment is terminated by TJX without cause (as defined in the Employment Agreement), subject to the non-competition and non-solicitation provisions described below, any outstanding equity awards held by Ms. Meyrowitz immediately prior to such termination will vest to the extent not previously vested. The Employment Agreement also provides that Ms. Meyrowitz is entitled to benefits under the Supplemental Executive Retirement Plan (SERP) (in which she is already fully vested). Under the Employment Agreement and consistent with the terms of these Plans, Ms. Meyrowitz is also eligible to participate in the General Deferred Compensation Plan (GDCP) and in the Executive Savings Plan (ESP). She is not, however, entitled to matching credits under the ESP. The Employment Agreement provides for her participation in fringe benefit plans and programs made available to executives generally.
     TJX may terminate Ms. Meyrowitz’s employment at any time and for any reason, with or without cause. TJX may also terminate her employment if she becomes disabled or if she is unable to perform her duties for at least six continuous months due to incapacity. Whenever her employment terminates, Ms. Meyrowitz has agreed to resign all offices or other positions she holds with TJX or its affiliates.
     Ms. Meyrowitz has agreed to non-competition agreement and non-solicitation provisions as provided in the Employment Agreement during the term of her employment and for eighteen months thereafter. Ms. Meyrowitz has also agreed not to disclose TJX’s confidential or proprietary information during and after her employment with TJX, regardless of the reason that her employment terminates. If Ms. Meyrowitz breaches these agreements, among other things, TJX’s obligations to pay certain benefits under the Employment Agreement will cease, and Ms. Meyrowitz may have to disgorge certain benefits already received by her.
     Under the Employment Agreement, Ms. Meyrowitz will be entitled to severance benefits if her employment is terminated as a result of her death, disability or incapacity, other than for cause or as a result of Ms. Meyrowitz having been relocated more than forty (40) miles from the current corporate headquarters of TJX without her prior written consent. Under these circumstances, she will receive her annual base salary at the rate in effect at the time of termination of employment for eighteen months after the date of her termination, offset by any long-term disability benefits for which Ms. Meyrowitz may be eligible. In addition, Ms. Meyrowitz will be entitled to continued medical insurance coverage unless she obtains no less favorable coverage from another employer or from self-employment. Ms. Meyrowitz will also receive payments in connection with MIP, LRPIP, SIP and certain vested benefits under deferred compensation plans including the SERP. If, upon completion of the term of the Employment Agreement, TJX offers Ms. Meyrowitz continued service in a position on reasonable terms, including compensation and benefits that in the aggregate are comparable to the compensation and benefits she was receiving immediately prior to January 31, 2009, and she declines such service, she will be treated as if she had terminated her employment voluntarily and will be entitled only to those benefits described below. If, however, TJX does not offer Ms. Meyrowitz such a position, she will be entitled to the benefits described in this paragraph.
     If Ms. Meyrowitz terminates her employment voluntarily, she will receive certain limited benefits in connection with the SIP, other deferred compensation plans, the MIP and the LRPIP. If TJX terminates Ms. Meyrowitz for cause, she may still be entitled to certain benefits under SIP, MIP and LRPIP and benefits that have already vested, but otherwise compensation and benefits under the Employment Agreement will cease.
     If Ms. Meyrowitz’s employment were to terminate for various reasons, including by TJX other than for cause, by Ms. Meyrowitz for good reason, or by reason of death, incapacity or disability, within the earlier of twenty-four months following a change of control and the end date of her employment contemplated by the Employment Agreement, Ms. Meyrowitz would be entitled to a lump sum payment equal to two times her annual base salary (at the rate in effect immediately prior to her termination or to the change of control) plus her accrued and unpaid salary through the relevant date, offset by any long-term disability benefits for which Ms. Meyrowitz may be eligible. Ms. Meyrowitz would also be entitled to certain payments in connection with MIP, LRPIP, SIP, and certain deferred compensation plans including the SERP. She would be entitled to receive two years of continued medical and life insurance, except to the extent of replacement coverage, and two years of continued automobile allowance. TJX is also obligated to pay Ms. Meyrowitz a tax gross-up payment in respect of certain excise taxes that may be incurred in connection with the change of control and all legal fees and expenses reasonably incurred by her in seeking enforcement of her contractual rights following a change of control.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

10.1	Employment Agreement dated as of January 28, 2007 between Carol Meyrowitz and The TJX Companies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Jeffrey G. Naylor
Jeffrey G. Naylor
Senior Executive Vice President and Chief Financial and Administrative Officer

Dated: April 10, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of January 28, 2007 between Carol Meyrowitz and The TJX Companies, Inc.